Exhibit 16.


 March 25, 1999


 United States Securities and Exchange Commission
 Judiciary Plaza
 450 Fifth Street, N. W.
 Washington D.C.  20549

 re:  Versailles Capital Corporation

 Ladies and Gentlemen:

 The undersigned Schumacher & Associates, Inc. previously acted as independent accountants to audit the financial statements of Versailles Capital Corporation. We are no longer acting as independent accountants to the Company.

 This letter will confirm that we have reviewed Item 4 of the Company's Form 8-K dated March, 1999 captioned "Changes in Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to us.

 We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

 Dated this 25th day of March, 1999


 Sincerely,


 Schumacher & Associates, Inc.